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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in this Post-Effective Amendment on Form S-3 to the Registration Statement of ACE Limited on Form S-4 (Registration No. 333-90927) of our report dated November 4, 1999 relating to the consolidated financial statements which is incorporated by reference in ACE Limited's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the incorporation by reference of our report dated November 4, 1998 relating to the financial statement schedules of ACE Limited which is included in ACE Limited's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
December 30, 1999
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Post-Effective Amendment on Form S-3 to the Registration Statement of ACE Limited on Form S-4 (Registration No. 333-90927) of our report dated April 2, 1999 relating to the financial statements of CIGNA Corporation Property and Casualty Businesses Combined Financial Statements, which appears in the Current Report on Form 8-K of ACE Limited dated May 19, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 30, 1999